Exhibit 10.11
                       [McMoRan Letterhead]

                        February 28, 1997


Mr. Robert M. Wohleber
Freeport-McMoRan Resource Partners
1615 Poydras Street
New Orleans, LA 70112

          re:  OCS Lease Sale No. 166

Dear Mr. Wohleber:

     This will confirm our telephone conversation whereby we discussed the participation of Freeport-McMoRan Resource Partners ("FMRP") in the several bids that McMoRan Oil & Gas Co. ("MOXY") proposes to submit at the captioned lease sale to be held on March 5, 1997. This letter agreement will not apply to any blocks that lie within an area of mutual interest between MOXY and CoEnergy Central Exploration, Inc. FMRP has agreed to participate in such proposed bids on the following basis:

     1. Any lease acquired by such bids will be owned equally by MOXY and FMRP.

     2. FMRP will bear 60% and MOXY will bear 40% of all costs involved in generating such bids and/or acquiring leases thereon. Such costs will include related general and administrative costs, geological and geophysical costs and the bonus cost and first year rental of any leases so acquired at such lease sale.

     3. The expenditure anticipated to be incurred in attempting to acquire these leases is estimated to be in the range of $9,000,000.00 and such expenditure shall not exceed $10,000,000.00 without further review by FMRP.

     4. The cost and ownership relating to these leases will be handled in substantially the same manner as set forth in the proposed MOXY 1997 Participating Agreement for the acquisition of leasehold interests, copy of which agreement we recently provided to Roger Baker.

     5.   FMRP  will promptly reimburse  MOXY  for  its  60%
          share of the costs and expenses described above.

     6. Notwithstanding the foregoing, if MOXY acquires a lease with a third party, the rights and obligations of FMRP as to such lease will be reduced in proportion to the interest acquired by such third party.

     If this is in accordance with your understanding, please so indicate by signing and returning to us one copy of this letter agreement.

                              McMoRan Oil & Gas Co.

                              By:     /s/ Glenn A.  Kleinert
                                   __________________________
                                          Glenn A. Kleinert


Agreed to and accepted this 1st
day of March 1997


Freeport-McMoRan Resource Partners

By:    /s/  Robert M. Wohleber        By:   /s/  Rene Latiolais
     _____________________________       __________________________
            Robert M. Wohleber                 Rene Latiolais